UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2019

Lakeland Financial Corporation
(Exact name of registrant as specified in its charter)

Indiana	000-11487	35-1559596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 East Center Street
Warsaw, Indiana  46581-1387
(Address of principal executive offices, including zip code)

(574) 267-6144
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
 Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 20, 2019, the Board of Directors (the “Board”) of Lakeland Financial Corporation (the “Company”) voted to adopt an amendment to the Company’s current, restated bylaws (the “Amendment”) to provide that any provisions to the bylaws may be added, altered, amended or repealed by the affirmative vote of not less than a majority of all votes entitled to be cast by the Company’s shareholders on the matter at any meeting of the shareholders, provided that the proposed addition, alteration, amendment, or repeal is contained in the notice of such shareholder meeting. Shareholders have the right to propose amendments to the bylaws for approval at a duly called annual meeting or special meeting of shareholders, provided that any such proposal must be submitted in compliance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.
The Company will, at the first to occur of the next annual or special meeting of the shareholders following the 2019 annual meeting of the shareholders, propose an amendment to the Company’s articles of incorporation, as amended, to expressly provide that the shareholders shall have the right to amend the Company’s bylaws in conformity with the provisions set forth in the Amendment.
A redline copy of the Company’s bylaws, marked to show the Amendment, is attached herewith as Exhibit 3.2 and is incorporated herein by reference.
The foregoing description of the Amendment does not purport to be complete and is qualified by reference to the full text of the Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

3.1	Amendment to the Restated Bylaws of Lakeland Financial Corporation, effective March 20, 2019.
3.2	Redline of Restated Bylaws of Lakeland Financial Corporation, as amended, effective March 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated: March 20, 2019	By: /s/Lisa M. O’Neill
                                                                                               Lisa M. O’Neill
                                                                                      Executive Vice President and Chief Financial Officer